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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Sections 13 or 15(d) of the

                         Securities Exchange Act of 1934



                     Date of Report (Date of earliest event
                             reported): June 7, 2001



                             RIVERWOOD HOLDING, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                1-11113                                58-2205241
-------------------------------------    -----------------------------------     -----------------------------------
  (State or other jurisdiction of              Commission File Number                     (I.R.S. Employer
   Incorporation or organization)                                                       Identification No.)


                            1105 North Market Street
                                   Suite 1300
                           Wilmington, Delaware 19801
                    (Address of principal executive offices)
                                   (Zip Code)



                     c/o Riverwood International Corporation
                                 (770) 644-3000
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

Riverwood International Corporation, an indirect subsidiary of Riverwood Holding, Inc, has received commitments for a new $635,000,000 senior secured credit facility from The Chase Manhattan Bank and Bankers Trust Company. The closing under the new facility is expected to take place by August 15, 2001, and will be dependent on the satisfaction of a number of conditions, including the completion of a capital markets refinancing of a portion of Riverwood's existing credit facility. The proceeds of the new facility drawn at closing, currently estimated to include approximately $65 million in revolving credit borrowings, are expected to be applied to repay in full the remaining borrowings under the existing credit facility and to pay fees and expenses incurred in connection with the refinancing transactions, currently estimated at approximately $20 million.

In connection with these refinancing transactions, Riverwood has requested that the lenders under its existing credit facility agree to an amendment to permit the capital markets refinancing and reduce through the end of 2001 the EBITDA levels required to be maintained under the existing facility.

Riverwood expects the new facility to provide for a $335,000,000 term loan facility and a $300,000,000 revolving credit facility, with LIBOR-based borrowings initially bearing interest at a rate of LIBOR plus 2.75%. The new facility is expected to mature on December 31, 2005, extendable to December 31, 2006 under certain circumstances. The new term loans are expected to amortize in semi-annual installments beginning June 30, 2003 and amounting to $75.0 million annually in each of 2003 and 2004, with $46.25 million due on June 30, 2005, and the remainder due at maturity absent an extension. The new facility is expected to be guaranteed by Riverwood's subsidiaries and parents, and to be secured by assets of the Riverwood group, in substantially the same manner as its existing credit facility. The new facility documentation is expected to be substantially similar to the existing facility documentation.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       RIVERWOOD HOLDING, INC.
                                   --------------------------------------------
                                       (Registrant)



Date:  June 7, 2001                By:
                                         /s/     Edward W. Stroetz Jr.
                                   --------------------------------------------
                                                 Edward W. Stroetz Jr.
                                                 Secretary


Date:  June 7, 2001                By:
                                         /s/     Daniel J. Blount
                                   --------------------------------------------
                                                 Daniel J. Blount
                                                 Senior Vice President and
                                                 Chief Financial Officer